COMPROMISE AND SETTLEMENT AGREEMENT

          THIS COMPROMISE AND SETTLEMENT AGREEMENT (the "Agreement") is made and entered into this __ day of October, 2002, by and between First Deltavision Inc., a Nevada corporation ("First Deltavision"); David C. Merrell, the former President of First Deltavision ("Merrell"); Kyomedix Corporation, a Delaware Corporation (hereby collectively referred to as "Kyomedix"); Atlantic Capital Partners Inc. and Health Sciences International Inc., the former sole stockholders of Kyomedix (the "Kyomedix Shareholders"); Michael Ivezic as a representative of Frankopan & Co., Inc., a financial consulting firm that negotiated the transaction between First Deltavision and Kyomedix ("Ivezic"); and Maryanne Beljo and David Coatsworth, as purchasers pursuant to certain Share Purchase Option Agreements ("Option Holders");

                                 WITNESSETH:

                                      1.

                                  Purpose

          The parties acknowledge that there presently exists a substantial, irreconcilable dispute among them, and without admitting or acknowledging the accuracy and truthfulness of the claims of any party, these parties have determined it to be in their mutual best interests to resolve any such dispute. Therefore, the purpose of this Agreement is to compromise and settle any and all claims or causes of action of any type or nature whatsoever or matters otherwise related to the dispute described in Section 2 hereinbelow, by, between and among the parties hereto and their respective successors, officers or agents, employees and stockholders.

                                      2.

                             Statement of Dispute


          2.2 Pursuant to a share exchange agreement amongst First Deltavision, Kyomedix Corp. and all of its shareholders dated April 9, 2002 (the "Share Exchange Agreement"), First Deltavision purchased all issued and outstanding shares of Kyomedix stock, which purchase was effected by the issuance of 15,166,550 restricted common shares of First Deltavision to the Kyomedix shareholders on a share-for-share basis, thus affecting a "reverse merger," rendering Kyomedix a company whose stock was publicly traded and transferring control of the surviving entity to the principles of Kyomedix.

          2.3 Article 2.5 of the Share Exchange Agreement, provides for the execution and delivery of a Promissory Note in the amount of $250,000.00 payable to David C. Merrell of First Deltavision. The Promissory Note was duly executed and delivered by Kyomedix, and the Kyomedix shareholders pledged substantially all of the shares of common stock of First Deltavision that they were to receive under the Share Exchange Agreement as security for the Promissory Note. Kyomedix has failed to make timely payments as agreed in the Share Exchange Agreement.

          2.4 The KyoMedix shareholders delivered the Kyomedix Shares to First Deltavision upon closing as agreed in the Share Exchange Agreement, however First Deltavision failed or refused to deliver the First Deltavision shares to the KyoMedix shareholders in accordance with the terms of the Share Exchange Agreement.

          2.5 Following the completion of the Share Exchange Agreement, First Deltavision was required to file reports with the Securities and Exchange Commission containing financial statements of First Deltavision and Kyomedix. Kyomedix failed to provide the financial statements needed to file such reports. By failing to file such reports, First Deltavision may lose its listing on the OTC Bulletin Board.

          2.6 The following Share Purchase Option Agreements were executed pursuant to which certain stockholders of First Deltavision agreed to sell all or a portion of their shares of First Deltavision to the Option Holders for the aggregate consideration of $5,438.30; the closing of the Share Exchange Agreement was expected as part of the consideration for these options.

          Seller               Shares Optioned          Purchaser

          Jerry Peterson           8,608                Maryanne Beljo
          Todd D. Ross            11,108                Maryanne Beljo
          Lawrence O'Reilly       18,188                Maryanne Beljo
          Richard B. Scoville      3,944                David Coatsworth
          Raymond Wilson          21,000                David Coatsworth
          Jonathan Miller         20,000                David Coatsworth
          Mae Scoville             7,888                David Coatsworth
          Leonard W. Burningham   66,200                David Coatsworth
          Sheryl Ross              9,000                David Coatsworth
          Branden T. Burningham    9,000                David Coatsworth

          2.6 First Deltavision and Merrell have filed a Civil Action against all of the parties except the Option Holders in the Third Judicial District Court in and for Salt Lake County, Utah, styled as Civil Action No. 020910071, a copy of which is attached hereto and incorporated herein as Exhibit A.

          2.7 Kyomedix, the Kyomedix shareholders, Ivezic and the Option Holders deny the allegations of First Deltavision and Merrell contained herein or in Exhibit A.

                                      3.

                             Terms of Settlement

          3.1 The Share Exchange Agreement will be rescinded and the 15,166,550 shares that First Deltavision claims were issued pursuant to that Agreement and are being held in escrow by Leonard W. Burningham will be returned to StockTrans, Inc., First Deltavision's transfer agent, for cancellation, save only for the retention of the four for one forward split by First Deltavision at its sole option.

          3.2. The 186,648 pre-split shares of First Deltavision which were cancelled pursuant to Article 2.4 of the Share Exchange Agreement and which were owned by David C. Merrell shall be re-issued to Mr. Merrell to reflect post-split shares.

          3.3 The Promissory Note in the amount of $250,000 payable to Mr. Merrell will be deemed null and void and the original Promissory Note will be returned to KyoMedix.

          3.4 The adoption by First Deltavision of the Kyomedix Employee Stock Option Plan shall be voided and any options granted pursuant thereto will be withdrawn and void.

          3.5 The Limited Indemnity Agreement executed by Mr. Merrell on the 9th day of April, 2002, will be deemed null and void.

          3.6 The Certificate of Business: Fictitious Firm Name filed in the State of Nevada authorizing First Deltavision, Inc. to conduct business under the fictitious firm name of "KyoMedix, Inc." will be cancelled.

          3.7 The Share Purchase Option Agreements, which by their terms, expired on the earlier of 30 days following the satisfaction of all conditions of such Option Agreements or 90 days from the date of execution, will be deemed null and void and the sum of $5,438.30 will be returned to the Option Holders or the person or persons who provided the funds for deposit into the trust account of Leonard W. Burningham, Esq., as the case may be.

          3.8 The $10,000 .that was paid for legal fees in connection with the preparation and consummation of the Share Exchange Agreement will be either returned to the Company or applied against other legal work.

          3.9 KyoMedix and the Kyomedix Shareholders shall indemnify and hold First Deltavision harmless from and against any and all liabilities that may have been incurred by KyoMedix since April 9, 2002, to the date hereof, while KyoMedix was under the control of any directors or executive officers who were the nominees of Kyomedix or its associates or the Kyomedix Shareholders or their associates.

          3.10 The persons who are presently serving as directors or executive officers of First Deltavision shall have their election and designation as directors and executive officers of First Deltavision declared void, and the former directors and executive officers of First Deltavision, David C. Merrell and Todd D. Ross, shall be elected as the directors and executive officers for the remainder of their respective terms or until their successors are elected and qualified.

          3.11 The parties hereto agree to release and waive any and all claims against the other parties hereto from and against any claims or causes brought by any successor, director, officer, agent, employee, stockholder or debtor, creditor or professional of any party who makes any claims or attempts to make any claims for any cause against any other party hereto based upon, related to or arising out of the Share Exchange Agreement, the dispute described herein, and the Civil Action described in Exhibit A, save and except for any claims against KyoMedix or the KyoMedix Shareholders pursuant to the indemnity described in Section 3.8 above. The waiver and release described herein may be raised in full estoppel and complete defence of any claim against any other party hereto that the releasing party may hereafter make or that anyone else may make on their behalf or that may be made by anyone claiming by, under or through such releasing party whether for contribution or indemnity or otherwise.

          3.12   The Civil Action outlined in Exhibit A shall be dismissed by
the plaintiffs forthwith, with prejudice as to all parties.3     The options
outlined in Section 2.5 shall be null and void.

          3.14 The parties agree that in the event of any default of this Compromise and Settlement Agreement by any party, the non-defaulting parties shall be entitled to recover reasonable attorney's fees and all costs incurred in enforcing the terms and provisions of this Agreement; further, each party designates the State of Nevada in the United States as the forum state for any legal proceeding respecting this proceeding, and each party consents to jurisdiction in the State of Nevada with respect to any such legal proceeding.

          3.15 The parties agree that each party shall pay their own costs and expenses arising or related to (i) the consummation and rescission of the Share Exchange Agreement, (ii) the dispute and the Civil Action described in Exhibit A, and (iii) the negotiation of this Compromise and Settlement Agreement and any costs or expenses required to give effect to this Agreement. The parties further acknowledge and agree that they shall have no claim whatsoever for reimbursement or indemnity of any such costs and expenses from any other party hereto.


                                      4.

                               Change of Facts

          Each of the parties hereto acknowledges that to the best of his or its personal knowledge and belief, the facts and circumstances as known to each under which this Agreement has been executed and entered into are true, accurate and complete in all material respects, and each party further acknowledges that such facts or circumstances may in the future prove to be different, and each assumes the risk of any such facts or circumstances proving to be otherwise than those understood at the time of the execution of this Agreement.

                                          FIRST DELTAVISION, INC.


Date: 11/11/02                            By:/s/ David C. Merrell
      --------                            ------------------------
                                          David C. Merrell, President


Date: 11/11/02                            David C. Merrell
      --------                            ------------------------
                                          David C. Merrell, Individually

                                          KYOMEDIX CORPORATION


Date: 11/07/02                            By /s/ Peter Doederlein
      --------                            ------------------------

                                   Its____________________________

                                          ATLANTIC CAPITAL PARTNERS, INC.


Date: 11/11/02                            By /s/ Anthony Smith
      --------                            ------------------------

                                   Its____________________________

                                          HEALTH SCIENCES INTERNATIONAL, INC.


Date: 11/07/02                            By /s/ Peter Doederlein
      --------                            ------------------------

                                   Its____________________________

                                          FRANKOPAN & CO., INC.


Date: 11/07/02                            By /s/ Michael Ivezic
      --------                            ------------------------
                                          Michael Ivezic


Date: 11/07/02                            Michael Ivezic
      --------                            ------------------------
                                          Michael Ivezic, Individually


Date: 11/07/02                            /s/ Michael Ivezic
                                              for Maryanne Beljo
      --------                            ------------------------
                                          Maryanne Beljo


Date: 11/07/02                            /s/ Michael Ivezic
                                              for David Coatsworth
      --------                            ------------------------
                                          David Coatsworth


EXHIBIT A

Larry G. Reed, # 2709
REED & WANGSGARD, LC
77 West 200 South, Suite 401
Salt Lake City, Utah  84101
Telephone: (801) 578-3510
Fax:  (801) 578-3531
Attorneys for Plaintiffs


           IN THE THIRD JUDICIAL DISTRICT COURT OF SALT LAKE COUNTY

                                STATE OF UTAH

DAVID T. MERRELL, an individual, and FIRST DELTAVISION, INC., a Nevada corporation,

Plaintiffs,

vs.

KYOMEDIX CORPORATION, formerly a Delaware corporation, n/k/a FIRST DELTAVISION, INC., a Nevada corporation; ATLANTIC CAPITAL PARTNERS, a Nevada limited partnership; HEALTH SCIENCES INTERNATIONAL, INC., an Ontario, Canada corporation; and MICHAEL IVEZIC, an individual;

Defendants.

COMPLAINT

Civil No. _________________

Judge ____________________



     Plaintiffs David T. Merrell ("Merrell") and First DeltaVision, Inc. ("DeltaVision-Nevada") allege:
                             GENERAL ALLEGATIONS
                             -------------------

                                   Parties
                                   -------
     1. Merrell is a resident of Salt Lake County, State of Utah, and was, at all times pertinent to this action, the majority shareholder of DeltaVision-Nevada.

     2. DeltaVision-Nevada is a Nevada corporation which now, following a merger, conducts business in Carson City, Nevada.

     3. Kyomedix Corporation ("Kyomedix") was, prior to April 9, 2002, a Delaware corporation, which conducts business in the State of Nevada.

     4. Atlantic Capital Partners, on information and belief, is a partnership with offices located in Scarborough, United Kingdom.

     5. Health Sciences International, Inc. ("Health Sciences") is a Canadian corporation, with offices in Toronto, Ontario, Canada.

     6. Michael Ivezic is an individual, who resides in Ontario, Canada.

                            Jurisdiction and Venue
                            ----------------------
     7. The Third Judicial District Court in and for Salt Lake County, State of Utah, has subject matter jurisdiction of the claims alleged below pursuant to the provisions of Section 78-3-4, Utah Code Ann.

     8. Venue is properly laid before the Third Judicial District Court in and for Salt Lake County, State of Utah, pursuant to the provisions of Section 78-13-7, Utah Code Ann., in that none of the Defendants reside within the State of Utah, and Plaintiffs designate Salt Lake County, State of Utah, as their choice of venue.

     9. This Court possesses in personam jurisdiction of each Defendant pursuant to the provisions of Section 78-27-24(1), Utah Code Ann., in that the claims alleged below arise from the transaction of business in the State of Utah, specifically the completion of an exchange of stock, the negotiation of a share exchange agreement, and the communication of certain false representations to Plaintiffs within the State of Utah.

                         General Allegations of Fact
                         ---------------------------
     10. Prior to April 9, 2002, DeltaVision-Nevada was a Nevada corporation whose stock was publicly traded.

     11. Prior to April 9, 2002, Kyomedix was a Delaware corporation, whose stock was not publicly traded.

     12. Atlantic, Health Sciences, both then shareholders of Kyomedix, and Kyomedix, through their representatives, Michael Ivezic, approached DeltaVision-Nevada and its primary shareholder and President, Merrell, and proposed that the two corporations engage in a transaction known as a "reverse merger".

     13. Ivezic, on behalf of the other Defendants, represented to DeltaVision-Nevada and Merrell that Kyomedix had "U.S. $2 million financing in place, that will fund further product development and new product growth".

     14. Ivezic provided DeltaVision-Nevada and Merrell with a copy of a Kyomedix Business Plan and the resume's of persons represented to be principals or employees of Kyomedix. Certain statements in the Business Plan were false.

     15. Based on these representations and a review of the resume's and Business Plan of Kyomedix, DeltaVision-Nevada and Merrell were induced to enter into a Share Exchange Agreement, dated April 9, 2002, a copy of which is attached hereto as Exhibit "A".

     16. Through that Share Exchange Agreement, DeltaVision-Nevada purchased all issued and outstanding shares of Kyomedix stock, which purchase was effected by the issuance of 15,166,550 restricted common shares of DeltaVision-Nevada to the Kyomedix shareholders on a share-for-share basis, thus affecting a "reverse merger", rendering Kyomedix a company whose stock was publicly traded and transferring control of the surviving entity to the principals of Kyomedix.

                            FIRST CAUSE OF ACTION
                            ---------------------
                                   (Fraud)

     17. Plaintiffs, by this reference, hereby incorporate the allegations of paragraphs nos. 1 through 16, above, as if fully set forth herein.

     18. The representations set forth in paragraphs nos. 15 and 16, above, concerned presently existing material facts.

     19. Those representations were false.

     20. Each Defendant knew those representations to be false at the time they were made, or those representations were made recklessly, and Defendants knew that they had insufficient knowledge upon which to base those representations.

     21. Those representations were made for the purpose of inducing DeltaVision-Nevada and Merrell to act upon them and to agree to enter into the Share Exchange Agreement.

     22. DeltaVision-Nevada and Merrell each acted reasonably and in ignorance of the falsity of those representations and did, in fact, rely upon them.

     23. DeltaVision-Nevada and Merrell were thereby induced to act and engage in a reverse merger with Kyomedix through the Shareholder Agreement to their injury and damage.

     24. By virtue of those fraudulent representations, DeltaVision-Nevada and Merrell have been damaged in the approximate amount of $___________________, the exact amount to be established at the time of trial.

     25. The conduct of Defendants, as set forth in this cause of action, was both knowing and intentional, and was accomplished in complete disregard of the rights of DeltaVision-Nevada and Merrell. Plaintiffs are, therefore, entitled to recover punitive damages in an amount deemed just by this Court.

                           SECOND CAUSE OF ACTION
                           ----------------------
                                 (Rescission)

     26. Plaintiffs, by this reference, hereby incorporate the allegations of paragraphs nos. 1 through 25, above, as if fully set forth herein.

     27. The representations set forth in paragraphs nos. 15 and 16 above, concerned presently existing material facts.

     28. Those representations were false.

     29. Each Defendant knew those representations to be false at the time they were made, or those representations were made recklessly, and Defendants knew that they had insufficient knowledge upon which to base those representations.

     30. Those representations were made for the purpose of inducing DeltaVision-Nevada and Merrell to act upon them and to agree to enter into the Share Exchange Agreement.

     31. DeltaVision-Nevada and Merrell each acted reasonably and in ignorance of the falsity of those representations and did, in fact, rely upon them.

     32. DeltaVision-Nevada and Merrell were thereby fraudulently induced to act and engage in a reverse merger with Kyomedix through the Shareholder Agreement to their injury and damage.

     33. By virtue of this fraudulent inducement, in equity, the Share Exchange Agreement must be rescinded and all shares of stock transferred pursuant to that Agreement must be returned to Plaintiffs.

     34. By virtue of the foregoing, this Court should enter a Decree of Rescission, directing Defendants, and each of them, to execute such documents and to perform such actions as are necessary to rescind the Share Exchange Agreement.

                            THIRD CAUSE OF ACTION
                            ---------------------
                                 (Conversion)

     35. Plaintiffs, by this reference, hereby incorporate the allegations of paragraphs nos. 1 through 34, above, as if fully set forth herein.

     36. Defendants acquired the issued and outstanding shares of DeltaVision-Nevada through fraud, as alleged above.

     37. Thus, Defendants have no right to the possession or ownership of those shares of stock issued by DeltaVision-Nevada.

     38. Plaintiffs have a present right to ownership and possession of the shares of the DeltaVision-Nevada stock fraudulently obtained by Defendants.

     39. Defendants have a knowledge of that right to immediate possession by Plaintiffs.

     40. Defendants have, thus, converted, to their own use, the shares of stock issued by DeltaVision-Nevada now possessed by them.

     41. By reason of that conversion, Plaintiffs have suffered and will continue to suffer, damages in the amount of the highest trading value of DeltaVision-Nevada stock from the time of the conversion through the time of trial.

                           FOURTH CAUSE OF ACTION
                           ----------------------

                                  (Replevin)

     42. Plaintiffs, by this reference, hereby incorporate the allegations of paragraphs nos. 1 through 41, above, as if fully set forth herein.

     43. The shares of stock at issue, i.e., the shares of stock issued by DeltaVision-Nevada and converted by Defendants to their own use, are the property of Plaintiffs.

     44. Those shares of stock and the certificates representing those shares of stock are wrongfully detained by Defendants.

     45. Those shares of stock have not been taken for tax, assessment or a fine pursuant to a statute, nor have they been seized under an execution or an attachment against the property of Plaintiffs.

     46. Plaintiffs are, thus, entitled to the issuance of a Writ of Replevin, directing an appropriate officer to seize and take those securities and the share certificates representing those securities and any proceeds of the sale of those securities, and to return the same to Plaintiffs.

                            FIFTH CAUSE OF ACTION
                            ---------------------
                 (Violation of Section 61-1-1, Utah Code Ann.)

     47. Plaintiffs, by this reference, hereby incorporate the allegations of paragraphs nos. 1 through 46, above, as if fully set forth herein.

     48. This claim arises under Section 61-1-1, Utah Code Ann.

     49. Defendants communicated false and misleading information which constitutes an untrue statement of a material fact concerning those matters set forth in paragraphs nos. 15 and 16 above, for the sole purpose of inducing Plaintiffs to sell DeltaVision-Nevada stock to Defendants and to purchase Kyomedix stock.

     50. As a direct result of the unlawful conduct of Defendants, as alleged above, Plaintiffs were thereby induced to sell DeltaVision-Nevada stock to Defendants and to purchase Kyomedix stock from them causing damage in an amount to be established at the time of trial.

                            SIXTH CAUSE OF ACTION
                            ---------------------
                            (Breach of Agreement)

     51. Plaintiffs, by this reference, hereby incorporate the allegations of paragraphs nos. 1 through 50, above, as if fully set forth herein.

     52. Article 2.5 of the Share Exchange Agreement, provides for the execution and delivery to Merrell of a Promissory Note in the face amount of $250,000.00 and the payment of that amount. A true and correct copy of that Promissory Note, executed pursuant to the Share Exchange Agreement, is attached hereto as Exhibit "B".

     53. Kyomedix, Atlantic and Health Sciences have each failed to make payment as required by that Promissory Note.

     54. The breach of the requirements of the Promissory Note and of Article
2.5 of the Share Exchange Agreement has caused Merrell to suffer damages in the amount of $250,000.00, plus accrued interest.

     55. Article 11.11 of the Share Exchange Agreement provides, as follows:
In the event of default, the prevailing party shall be entitled to reasonable attorneys fees and related costs of court.

     56. Atlantic, Health Sciences and Kyomedix have defaulted in performing the requirements of Article 2.5. Thus, Merrell is entitled to recover his attorneys' fees and costs of court incurred in this matter.

                           SEVENTH CAUSE OF ACTION
                           -----------------------
                      (Foreclosure of Security Interest)

     57. Plaintiffs, by this reference, hereby incorporate the allegations of paragraphs nos. 1 through 56, above, as if fully set forth herein.

     58. The Promissory Note, which is attached as Exhibit "B", hereto, grants to Merrell a Security Interest in 13,916,000 post-dividend shares of DeltaVision-Nevada.

     59. The certificates representing those shares of DeltaVision-Nevada stock, pledged as security for payment of the Promissory Note, are held, in escrow, by Leonard W. Burningham, an attorney licensed to practice law in the State of Utah.

     60. The Court should issue a Decree of Foreclosure directing Leonard W. Burningham to deliver those share certificates to Merrell.
61. Merrell is entitled to recover his attorneys' fees and costs of court incurred in this matter.

     WHEREFORE, DeltaVision-Nevada and David C. Merrell pray judgment as follows:

     1. On the First Cause of Action, for damages in an amount to be established at the time of trial, plus punitive damages in an amount deemed just by this Court;

     2. On the Second Cause of Action, for the Court to enter a Decree of Rescission, directing Defendants, and each of them, to execute such documents and to perform such actions as are necessary to rescind the Share Exchange Agreement;

     3. On the Third Cause of Action, for damages in the amount of the highest trading value of DeltaVision-Nevada stock from the time of the conversion through the time of trial, plus punitive damages;

     4. On the Fourth Cause of Action, for the issuance of a Writ of Replevin, directing an appropriate officer to seize and take those securities and the share certificates representing those securities and any proceeds of the sale of those securities, and to return the same to Plaintiffs.

     5. On the Fifth Cause of Action, for damages in an amount to be established at the time of trial, plus punitive damages;

     6. On the Sixth Cause of Action, for judgment in the amount of $250,000.00, plus attorneys' fees and costs of court incurred in this matter;

     7. On the Seventh Cause of Action, for the issuance of an Order directing Leonard W. Burningham to release certain share certificates to Merrell, plus attorneys' fees and costs of Court;

     8. For Plaintiff's attorneys' fees and costs of Court incurred herein pursuant to Article 11.11 of the Share Exchange Agreement and pursuant to the third paragraph of the Promissory Note; and

     9. For such other and further relief as the Court deems just.

     Dated this      day of  September, 2002.

                                    REED & WANGSGARD, LC


                                    ------------------------
                                    Larry G. Reed
                                    Attorneys for Plaintiffs

Plaintiff's Address:

9005 Cobble Canyon Lane
Sandy, Utah  84093